UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2019  (December 12, 2018)

TRIDENT BRANDS INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-53707	26-1367322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Executive Drive, Suite 101, Brookfield, WI		53005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (262) 789-6689

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Change in Compensation of Senior Officers

On December 12, 2018 Trident Brands, Inc. (“we”, “us”, “our” the “Company”) our Board of Directors approved the following changes to the annual base compensation of senior management executives of the Company:

•	Anthony Pallante, Chief Executive Officer and Chair of the Board: $22,000 effective January 1, 2019 ($2,000 director’s fee cancelled effective January 1, 2019);
•	Mark Holcombe, President, Chief Financial Officer and Director: $17,000 effective January 1, 2019 ($2,000 director’s fee cancelled effective January 1, 2019);
•	Mark Cluett, Chief Operating Officer: $15,000 effective January 1, 2019;
•	Alan Jones, Chief Science Officer, $15,000 effective January 1, 2019; and
•	Peter Salvo, Controller, Secretary: $12,500 effective December 1, 2018.

Approval of re-repricing of options

Also, effective January 4, 2019, our Board of Directors approved the repricing of 2,025,000 previously issued stock options to a price of $0.40 cents per share.  The options were originally issued under the Company’s 2013 stock option plan to directors, executives, employees and contractors of the company between 2014 and 2017, and priced between $0.75 and $1.50.  The closing price of the Company’s common shares on the OTC Bulletin Board on January 4, 2019 was $0.40.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDENT BRANDS INCORPORATED

/s/ Mark Holcombe
Mark Holcombe
Chairman
Date: December 5, 2018

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